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                                                                 EXHIBIT 10.26.2



                        Amendment to Employment Contract



This letter will constitute an amendment to the employment contract between Peter Tafeen and NetSelect, Inc., which agreement was effective September 22, 1997. This amendment by no means affects the enforceability of the employment agreement as it relates to any other part of the agreement except for the portion amended below:

Executive shall be granted an additional option to purchase 10,000 shares of the Company's voting common stock at a price of $5.00 per share, with a vesting period of 4 years.

These options shall be granted pursuant to the terms of the NetSelect, Inc. Stock Incentive Plan and, to the maximum extent possible, shall qualify as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended).

This amendment will be effective as of the date below:


Accepted this 14 day of March 1998.

By and between


/s/ Stuart Wolff                         /s/ Peter Tafeen
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Stuart Wolff                             Peter Tafeen
Chief Executive Officer                  Group Vice President